Exhibit 99.1

May 5, 2023

Appreciate Holdings, Inc. (f/k/a RW National Holdings, LLC)

RW OpCo, LLC

6101 Baker Road, Suite 200

Minnetonka, MN 55345

Attention: Chris Laurence

Email: claurence@renterswarehouse.com

VIA E-MAIL

Re:	Notice of Defaults and Reservation of Rights

Dear Mr. Laurence:

Reference is hereby made to (i) that certain Loan Agreement dated January 2, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between RW OA Acquisition, LLC, a Minnesota limited liability company (“Acquisition”), Renters Warehouse USA, LLC, a Delaware limited liability company (“RW USA”), and RW Opco, LLC, a Delaware limited liability company (“Opco”, and together with Acquisition and RW USA, collectively, the “CA Borrowers”, and each a “CA Borrower”), each of the Guarantors from time to time party thereto (each, a “Guarantor,” and collectively, the “Guarantors”) and St. Cloud Capital Partners III SBIC, L.P. (“St. Cloud”), as successor in interest to Bridgewater Bank, as lender, and (ii) that certain Securities Purchase Agreement, dated as of November 7, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement” and together with the Credit Agreement the “Debt Agreements”), by and between Opco and Appreciate Holdings, Inc. (f/k/a RW National Holdings, LLC), a Delaware corporation (“Appreciate” and together with Opco, collectively, the “SPA Borrowers” and each an “SPA Borrower”), as borrowers, and St. Cloud as purchaser. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement or the Securities Purchase Agreement, as applicable. The CA Borrowers and the SPA Borrowers are collectively referred to as the “Borrowers”.

On May 16, 2022, the Borrower had defaulted under Section 4.1.2 of the Note as follows: (1) as a result of Borrower’s failure to maintain the required Total Debt to EBITDA Ratio under Section 6.5.9 of the Purchase Agreement for the fiscal quarters ended September 30, 2021, December 31, 2021, and March 31, 2022; (2) as a result of the Borrower’s failure to maintain the minimum fixed charge coverage ration under Section 6.5.9 of the SPA for the fiscal quarters ended September 30, 2021, December 31, 2021, and March 31, 2022; and (3) as a result of the Borrower’s failure to timely deliver audited financial statements for the period ended December 31, 2021 on or before the date required pursuant to Section 6.1.3 of the Purchase Agreement (collectively the “May Defaults”). The Borrower entered into an Omnibus Amendment to Securities Purchase Agreement and 12% Securities Promissory Note (the “May Forbearance Agreement”, together with all Debt Agreements, the “Transaction Documents”)

10866 Wilshire Boulevard, Suite 1450 ● Los Angeles, California 90024

Tel 310.475.2700 ● Fax 310.475.0550 ● www.stcloudcapital.com

As of the date hereof, additional defaults exist (i) under the Credit Agreement as a result of (A) the failure to satisfy the financial covenants set forth in Section 5.10 for the period ended December 31, 2022, (B) the existence of defaults under other of the CA Borrowers’ indebtedness in violation of Section 6.1, including but not limited to the notice of maturity trigger received from Vellar Opportunity Fund SPV LLC as described in the Form 8-K dated April 25, 2023 (the “Vellar 8-K”), (C) the creation of indebtedness by Borrowers in violation of Section 6.7 as reflected by the Series 1 Subordinated Convertible Debentures (the “Debentures”) identified in that certain Form 8-K filed by Appreciate on March 31, 2023 (the “Initial 8-K”) and/or that certain Form D filed by Appreciate on April 10, 2023 (the “Form D”), and/or that certain Form 8-K filed by Appreciate on May 4, 2023 (the “Second 8-K”), (D) failing to comply with all laws and regulations in violation of Section 5.12 by misrepresenting in the Initial 8-K that St. Cloud had entered into subordination agreement and/or by failing to file timely Form 10-K for the year ended December 31, 2022, and (E) by creating and permitting to continue to exist a lien in violation of Section 6.2 in favor of the holders of the Debentures identified in the Initial 8-K and/or Form D and/or Second 8-K; and (ii) under the Securities Purchase Agreement as a result of (A) the SPA Borrowers’ failure to satisfy the financial covenants set forth in Section 6.5.9 of the Securities Purchase Agreement, (B) the SPA Borrowers’ failure to satisfy material obligations resulting from the DeSPAC Transaction, including, without limitation, the significant fees, costs and expenses accrued in connection therewith in the amount of approximately $40,000,000, in breach of Section 6.5.4 of the Securities Purchase Agreement, (C) the occurrence of events of default under the Credit Agreement in breach of Section 6.5.4 of the Securities Purchase Agreement, including but not limited to the notice of maturity trigger received from Vellar Opportunity Fund SPV LLC as described in the Vellar 8-K, (D) the creation of indebtedness by Borrowers in violation of Section 6.4.1 as reflected by the Debentures identified in the Initial 8-K and/or the Form D and/or the Second 8-K, (E) entering into a transaction with a manager, member, officer, or employee in violation of Section 6.4.7 through the sale of the Debentures identified in the Initial 8-K and/or the Form D and/or the Second 8-K, (F) creating and permitting to continue in existence a lien in violation of Section 6.4.8 in favor of the Debentures identified in the Initial 8-K and/or the Form D and/or the Second 8-K, and (G) failing to comply with all laws and regulations in violation of Section 6.5.5 by misrepresenting in the Initial 8-K that St. Cloud had entered into subordination agreement and/or by failing to file timely Form 10-K for the year ended December 31, 2022 (collectively, the “New Defaults” and together with the May Defaults, the “Existing Defaults”).

Unless the New Defaults are cured within thirty days following the date hereof, the New Defaults (other than (ii)(A) above) will also constitute Events of Default under the Transaction Documents and Termination Events as that term is defined in Section 1.2(l) of the May Forbearance Agreement. You are hereby notified that St. Cloud elects to treat them as such.

Please be advised that any delay or inaction by St. Cloud at this time does not constitute a waiver of any other right or remedy available to St. Cloud under any Transaction Document, any of the documents related thereto or executed in connection therewith (collectively, the “Loan Documents”), or applicable law, either with respect to the Existing Defaults or any other Default or Event of Default that may have occurred, or may hereafter occur, under any Transaction Document, Debt Agreement or any other Loan Document. St. Cloud hereby expressly reserves all such rights and remedies accorded to St. Cloud under the Transaction Documents, Debt Agreements, the Loan Documents and applicable law.

Be further advised that inaction by St. Cloud, whether at this time or in the future, does not, and shall not be deemed to, constitute an agreement to forbear from the exercise of any right or remedy available to St. Cloud under any Transaction Document, Debt Agreement, the Loan Documents or applicable law, a waiver of any obligation or covenant of any Borrower or any Guarantor contained in any Transaction Document, Debt Agreement or the Loan Documents, a waiver of the Existing Defaults or any other Default or Event of Default under any Transaction Document, Debt Agreement or the Loan Documents, or an amendment to or modification of any Transaction Document, the Credit Agreement, or the Loan Documents.

Finally, no prior or future discussions by and among the Borrowers, any Affiliate of any Borrower, any Guarantor, and St. Cloud concerning a possible forbearance or a possible amendment, waiver or other modification of any Transaction Document, the Credit Agreement, the Securities Purchase Agreement or the Loan Documents, nor the acceptance by St. Cloud of payments from the Borrowers of principal, interest (including default interest) or reimbursable expenses, shall (i) constitute an agreement by St. Cloud to forbear or a commitment to enter into any amendment, waiver or other modification, (ii) waive any Default or Event of Default, including the Existing Defaults, (iii) cause the modification or amendment of any Transaction Document, the Credit Agreement, the Securities Purchase Agreement or the Loan Documents, (iv) establish a course of dealing, or (v) waive, limit, condition or prejudice any of the rights and remedies of St. Cloud under any Transaction Document, the Debt Agreements or the Loan Documents, all of which rights and remedies are expressly reserved.

Sincerely,

ST. CLOUD CAPITAL PARTNERS III SBIC, L.P.

By:	SCGP III SBIC, LLC, its General Partner

By:	/s/ Robert Lautz
Name:	Robert Lautz
Title:	Managing Member

With a copy to:

Winthrop & Weinstine, P.A.

Capella Tower, Suite 3500

225 S. 6th Street

Minneapolis, MN 55402

Attention: Dean Willer

Email: dwiller@winthrop.com

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